Exhibit 10.40

EIGHTH AMENDMENT TO AMENDED AND RESTATED

REVENUE SHARING AND NOTE PURCHASE AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED REVENUE SHARING AND NOTE PURCHASE AGREEMENT (this “EIGHTH Amendment”) is dated as of December 5, 2016 among Inventergy Global, Inc., a Delaware corporation (“Parent”), Inventergy, Inc. (“Owner”, and, collectively, the “Company”), DBD Credit Funding, LLC as collateral agent (the “Collateral Agent”), and the Revenue Participants and Note Purchasers (collectively, the “Purchasers”) thereto, and amends that certain Amended and Restated Revenue Sharing and Note Purchase Agreement between the Company, the Collateral Agent and the Purchasers originally dated as of October 1, 2014 and amended and restated as of February 25, 2015, and further amended as of October 30, 2015, as of November 30, 2015, as of March 1, 2016, as of August 19, 2016, as of September 26, 2016, as of November 11, 2016 and as of November 21, 2016 (such Agreement, as amended hereby and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”). Capitalized terms used and not otherwise defined in this Eighth Amendment shall have the meanings specified in the Agreement.

WHEREAS, the Company and the Purchasers are in discussions relating to a possible restructuring of the obligations provided under the Agreement. In light of those discussions and in order to permit sufficient time for such parties to reach agreement on the terms of such restructuring and, subject to agreement being reached, to implement such restructuring, the Company has requested (i) that no amortization payments shall be due and payable until December 19, 2016 and (ii) that the Liquidity maintenance requirement of not less than One Million Dollars ($1,000,000) be waived through December 19, 2016.

WHEREAS, the Purchasers are prepared to agree to the Company’s requests subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. The Agreement shall be amended as follows:

1.01. Amortization. Section 2.2.4.3 of the Agreement shall be amended and restated as follows:

“2.2.4.3 Amortization. Commencing on December 19, 2016, the Company shall make monthly amortization payments on the Notes in an amount, as of the date of such payment, equal to (x) the then outstanding principal amount divided by (y) the number of months left until the Maturity Date. The amount of the monthly amortization payment shall be calculated by the Company, and provided to the Collateral Agent for review, initially prior to the first such payment and recalculated following any optional or mandatory prepayment”.

1.02. Minimum Liquidity. Section 6.10 of the Agreement shall be amended and restated as follows:

“6.10 Minimum Liquidity. The Company shall maintain not less than (x) One Million Dollars ($1,000,000) in unrestricted cash and Cash Equivalents (“Liquidity”) from the Closing Date through November 1, 2015, (y) Two Hundred Thousand Dollars ($200,000) in Liquidity from March 1, 2016 through June 30, 2016, and (z) One Million Dollars ($1,000,000) in Liquidity from and after December 19, 2016, in each case not including amounts on deposit in the Cash Collateral Account except to the extent the Company is entitled to such amounts and shall provide weekly certifications demonstrating the Company’s Liquidity. Commencing December 19, 2016, such certifications demonstrating the Company’s Liquidity shall be provided by 5:00 p.m. PST on each Friday (or, if Friday is a bank holiday, on the immediately preceding day that is not a bank holiday), shall show Liquidity on that day and shall be accompanied by evidence satisfactory to the Collateral Agent.

Section 2. Effectiveness.

The effectiveness of this Eighth Amendment is subject to:

1. the receipt by the Collateral Agent of the following: (i) fully executed copies of this Eighth Amendment and (ii) an officer’s certificate from an Authorized Officer of the Company certifying that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof in all material respects, and that there exists no Default or Event of Default, after giving effect to this Eighth Amendment; and

2. the Company’s payment of all fees and expenses (including attorneys’ fees) to the extent invoiced on or before the date hereof (including, without limitation, reasonable fees and disbursements of Ropes & Gray LLP) incurred by the Collateral Agent in connection with the preparation, negotiation, execution and delivery of this Eighth Amendment or otherwise owing under the Agreement; provided, that the Company agrees to promptly pay any additional such amounts invoiced following the effectiveness of the Eighth Amendment.

Section 3. Miscellaneous. Except as specifically amended or waived above, the Agreement and the other Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Eighth Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Agreement or any Document, nor constitute a waiver of any provision of the Agreement or any Document, except as specifically provided by this Eighth Amendment. This Eighth Amendment is a Document, and a part of the Agreement, for all purposes of the Agreement. This Eighth Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Eighth Amendment are for reference only and shall not affect the construction of this Eighth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed and delivered as of the day and year first above written.

Revenue Participant:

CF DB EZ LLC

/s/ Constantine M. Dakolias
By: Constantine M. Dakolias
Title: President

Note Purchaser:

Drawbridge Special Opportunities Fund LP
By: Drawbridge Special Opportunities GP LLC, its general partner

/s/ Constantine M. Dakolias
By: Constantine M. Dakolias
Title: President

Collateral Agent:

DBD Credit Funding LLC

/s/ Constantine M. Dakolias
By: Constantine M. Dakolias
Title: President

Company:

INVENTERGY GLOBAL, INC.

/s/ Joseph W. Beyers
By: Joseph W. Beyers
Title: Chief Executive Officer and Chairman

INVENTERGY, INC.

/s/ Joseph W. Beyers
By: Joseph W. Beyers
Title: Chief Executive Officer and Chairman